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                                                                Exhibit 99.1

[Gardner Denver logo]


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                                PRESS RELEASE
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FOR IMMEDIATE RELEASE
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August 16, 2004                        Contact:  Helen W. Cornell
                                                 Vice President, Finance and CFO
                                                 (217) 228-8209

               GARDNER DENVER ANNOUNCES ORGANIZATIONAL CHANGES

QUINCY, IL, (August 16, 2004) -- Gardner Denver, Inc. (NYSE: GDI) announced today the following organizational changes, which are effective immediately:

1. Philip Roth, Vice President, Finance and CFO, has resigned from Gardner Denver to pursue other interests.

2. Helen Cornell has been appointed to succeed Mr. Roth as Vice President, Finance and CFO. Mrs. Cornell formerly served as the Vice President and General Manager, Fluid Transfer Division and Operations Support. In her new role, she will also continue to lead the Operations Support function.

3. The Pump Division has been consolidated into the Fluid Transfer Division. This combined division will operate in the future as the Fluid Transfer Division and will continue to be reported as part of the Company's Fluid Transfer Products segment.

4. Richard Steber has been appointed Vice President and General Manager of the new Fluid Transfer Division. Mr. Steber previously served as the Vice President and General Manager of the former Pump Division.

Ross Centanni, Chairman, President and Chief Executive Officer of Gardner Denver said, "We are excited about the formation of our new Fluid Transfer Division. All of the products of the former Fluid Transfer and Pump Divisions are used in fluid conveyance, and thus, logically fit into the same division. Combining all of these products under the new Fluid Transfer Division should enhance the efficiency and profitability of the Company's operations. We also wish Phil Roth the very best in his future personal and professional pursuits and thank him for his past


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service and leadership to Gardner Denver. We want to emphasize that his decision was not the result of any disagreements with the Company or its auditors regarding financial matters or the application of accounting principles and policies."

                                    *****

Gardner Denver, with 2003 revenues of $440 million ($578 million on a pro forma basis including Syltone), is a leading manufacturer of reciprocating, rotary and vane compressors and blowers for various industrial and transportation applications, pumps used in the petroleum and industrial markets and other fluid transfer equipment serving chemical, petroleum and food industries. Gardner Denver's news releases are available by visiting the Investor Relations page on the Company's website (www.gardnerdenver.com).


All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including without limitations, the expected effect on earnings from the acquisition. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These uncertainties and factors, including the Company's ability to successfully combine the former Pump and Fluid Transfer Divisions, could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements. For a complete list of such uncertainties and factors, please refer to the Company's Report on Form 10-Q for the Quarter Ended June 30, 2004, as filed with the Securities and Exchange Commission on August 9, 2004.

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